UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): July 21, 2009

Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue--15th Floor   New York, New York 10022
(Address of principal corporate offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                  Change to Registrant’s Certifying Accountant.

On July 21, 2009 Spatializer Audio Laboratories, Inc. announced that the Board of Directors of the Company has by mutual consent terminated the appointment of Ramirez International Financial & Accounting Services, Inc. (Ramirez International) as independent accountants of the Company, and appointed the firm of Schumacher & Associates, Inc. as the new independent accountants of the Company.

The change in accountants resulted from a desire to conserve corporate assets and reduce expenses.

The Company stated that during its two most recently completed fiscal years ended December 31st 2007 and 2008 and the subsequent interim period ended March 31st 2009, there were no disagreements with Ramirez International on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The audit reports of Ramirez International for the Company’s fiscal years ended December 31, 2007 and December 31, 2008 included an emphasis paragraph regarding uncertainty about the Company’s ability to continue as a going concern and the audit report for the fiscal year ended December 31, 2008 also included an explanatory paragraph regarding the restatement of the Company’s consolidated statements of operations for the years ended December 31, 2007 and 2006.

The Company has provided Ramirez International with a copy of this disclosure and requested that Ramirez International furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is attached here to as exhibit 16.1 to this current report on this form 8-K/A.

Item 9.01.                Financial Statements and Exhibits.

16.1                           Letter from Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.

Dated: July 29, 2009	/s/Jay Gottlieb
Jay Gottlieb
Chairman of the Board, Secretary and Treasurer